Exhibit 99.1

Standard Register

600 Albany St.  ·  Dayton, OH   45408

News media contact:

937.221.1000  ·  937.221.1486 (fax)

Julie McEwan · 937.221.1825

www.standardregister.com

julie.mcewan@standardregister.com

Investor contact:

Robert J. Cestelli  ·  937.221.1304

robert.cestelli@standardregister.com

For Release on July 27, 2006 at 5:00 p.m. EDT

Standard Register Reports Second Quarter Results

Quarterly operating earnings before restructuring and impairment rise over the prior year for the seventh consecutive quarter; net debt drops below 10 percent of capital

DAYTON, Ohio (July 27, 2006) – Standard Register (NYSE: SR) today reported its financial results for the second quarter ended July 2, 2006.

Results of Operations

The results for the quarter reflected the impact of several major strategic elements that are reshaping the Company.

•

The Print-on-Demand (POD) Services segment reported a jump in operating margin, fueled by a 9.4 percent revenue increase and improved production costs.

•

Gross margins in the Document and Label Solutions (DLS) segment remained steady despite the competitive pricing climate and reduced unit sales that pushed the quarter’s revenue 4.0 percent lower, as the Company continued its program of cost reductions and productivity improvements.

•

All other segments, including Commercial Print Services and Document Systems, that emphasize software and service offerings showed 6.3 percent revenue growth overall.

•

The Digital Solutions segment, which offers cost effective data capture solutions based on innovative digital writing technology, continued to report positive new developments and a growing pipeline of opportunities.   Revenue in this emerging market has been modest thus far, however, and this segment reported an operating loss of $1.4 million in the quarter.

•

As previously reported, the Company sold its unprofitable InSystems business unit during the second quarter.   This business did not fit with the Company’s strategy.  Proceeds were $8.5 million plus the return of certain cash balances.  The Company reported a loss on the sale of $9.2 million after tax.  InSystems results and its sale are reported as discontinued operations.

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•

The Company continued to maintain a strong balance sheet with net debt just 9.3 percent of total capital.

Total revenue for the quarter was $222.8 million, up slightly from last year’s $222.5 million, reflecting the lower DLS revenue offset by the growth in POD Services and other segments.  Revenue for the first half was $451.5 million versus $451.9 million in the prior year.

The gross margin improved by 1.7 and 1.3 percentage points in relation to revenue for the quarter and year-to-date periods, respectively.  The Company has made good progress in recovering recent paper cost increases and benefited from lower production costs and higher POD Services volume.

Operating expenses were higher in both the quarter and year-to-date periods, impacted by higher restructuring, asset impairment, and the amortization of past pension losses.  The table below isolates these effects on the Company’s earnings.

[$ Millions, rounded]	Effect on 2Q Income			Effect on YTD Income
	2006	2005	Chg	2006	2005	Chg
CONTINUING OPERATIONS
Operations before Restructuring, Impairment
& Amortization of Past Pension Losses	10.9	8.4	2.5	23.8	19.9	3.9

Reconciliation to Net Income / (Loss):
Restructuring Expense	-0.8	-0.3	-0.4	-1.9	-0.9	-1.0
Impairment Expense	0.2	0.0	0.2	-1.5	0.0	-1.5
Amortization of Past Pension Losses	-6.7	-4.4	-2.3	-12.7	-9.5	-3.2
Income / (Loss) on Operations	3.6	3.7	-0.1	7.7	9.6	-1.9

Interest & Other Income / (Expense)	-0.4	-0.7	0.2	-0.9	-1.2	0.3
Pretax Income / (Loss)	3.2	3.0	0.1	6.8	8.3	-1.5

Ohio Statutory Tax Rate Adjustment		-2.9	2.9		-2.9	2.9
Income Taxes	-1.2	-1.3	0.1	-2.8	-3.5	0.8
Net Income / (Loss) on Continuing Operations	1.9	-1.1	3.0	4.0	1.9	2.1

DISCONTINUED OPERATIONS	-10.4	-1.2	-9.2	-11.1	-1.9	-9.2

CUMULATIVE EFFECT OF CHANGE
IN ACCOUNTING PRINCIPLE				0.1		0.1

TOTAL NET INCOME / (LOSS)	-8.5	-2.3	-6.2	-7.0	0.1	-7.1

Continuing operations before restructuring, impairment, and amortization of past pension losses was $10.9 million and $23.8 million for the quarter and year-to-date periods, up 30 percent and 20 percent, respectively.  Current year earnings were helped by an accrual adjustment for unclaimed funds, but were penalized by unusually high health care claims; the net positive effect on earnings from these two items was approximately $0.7 million.

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Including the loss on the sale of InSystems, the Company reported a second quarter net loss of $8.5 million or $0.29 per share, compared to a loss of $2.3 million and $0.08 per share last year.  For the first six months, the net loss was $7.0 million or $0.24 per share versus a breakeven result for the comparable period of 2005.

Net debt was $16.3 million at the end of June, down $15.6 million during the quarter.  Setting aside $8.5 million from the sale of InSystems, cash flow for the quarter was a positive $7.1 million – after satisfying the operating needs plus capital spending of $4.5 million, pension funding of $6.0 million and dividends of $6.7 million.

Outlook

“We continue to expect modest revenue growth for the whole of 2006 with the fourth quarter seasonally stronger,” said Dennis Rediker, Standard Register’s president and chief executive officer.  “Despite a very price competitive market for certain of our traditional print products, we believe that our strategic initiatives are beginning to show results that will lead to meaningful growth in our earnings over the next several years,” added Rediker.

Dividend

Standard Register’s board of directors today declared a quarterly dividend of $ 0.23 per share to be paid on Sept. 8, 2006, to shareholders of record as of Aug. 25, 2006.

Presentation of Information in This Press Release

This press release presents information that excludes restructuring, impairment charges, and amortization of past pension losses.  These financial measures are considered non-GAAP.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles (GAAP).  This information is intended to enhance an overall understanding of the financial performance due to the non-operational nature of these items and the significant change from period to period.  This presentation is consistent with the manner in which the Board of Directors internally evaluates performance.

The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with principles generally accepted in the United States.

Conference Call

Standard Register president and chief executive officer Dennis L. Rediker and chief financial officer Craig Brown will host a conference call at 10 a.m. EDT on July 28, 2006, to review the second quarter results.  The call can be accessed via an audio webcast which is accessible at:  http://www.standardregister.com/investorcenter.

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About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate.  Relying on nearly 100 years of industry expertise, Lean Six Sigma methodologies and leading technologies, we help organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape.  It offers document and label solutions, e-business solutions, consulting, and print supply chain services to help clients manage documents across their enterprise.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2006 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended January 1, 2006.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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		THE STANDARD REGISTER COMPANY

Second Quarter		STATEMENT OF OPERATIONS	Y-T-D
13 Weeks Ended	13 Weeks Ended	(In Thousands, except Per Share Amounts)	26 Weeks Ended	26 Weeks Ended
2-Jul-06	3-Jul-05		2-Jul-06	3-Jul-05

$222,832	$222,495	TOTAL REVENUE	$451,455	$451,871

144,883	148,365	COST OF SALES	291,637	297,620

77,949	74,130	GROSS MARGIN	159,818	154,251

		COSTS AND EXPENSES
2,780	1,730	Research and Development	5,115	3,672
63,484	59,078	Selling, General and Administrative	128,637	121,967
7,483	9,268	Depreciation and Amortization	14,975	18,194
(155)	-	Asset Impairment	1,539	-
774	338	Restructuring	1,864	866

74,366	70,414	TOTAL COSTS AND EXPENSES	152,130	144,699

3,583	3,716	INCOME FROM CONTINUING OPERATIONS	7,688	9,552

		OTHER INCOME (EXPENSE)
(523)	(636)	Interest Expense	(1,037)	(1,292)
97	(38)	Investment and Other Income (Expense)	134	49
(426)	(674)	Total Other Expense	(903)	(1,243)

		INCOME (LOSS) FROM CONTINUING OPERATIONS
3,157	3,042	BEFORE INCOME TAXES	6,785	8,309

1,228	4,148	Income Tax Expense	2,786	6,393

1,929	(1,106)	NET INCOME (LOSS) FROM CONTINUING OPERATIONS	3,999	1,916

		DISCONTINUED OPERATIONS
(1,273)	(1,608)	Loss from discontinued operations, net of taxes	(1,923)	(2,422)
(9,168)	406	Gain (loss) on sale of discontinued operations, net of taxes	(9,168)	552

		NET INCOME BEFORE CUMULATIVE EFFECT OF A
(8,512)	(2,308)	CHANGE IN ACCOUNTING PRINCIPLE	(7,092)	46

-	-	Cumulative effect of a change in accounting principle	78	-

($8,512)	($2,308)	NET INCOME (LOSS)	(7,014)	$46

28,934	28,771	Average Number of Shares Outstanding - Basic	28,907	28,657
28,952	28,771	Average Number of Shares Outstanding - Diluted	28,970	28,668

		BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
$0.07	($0.04)	Income (loss) from continuing operations	$0.14	$0.06
(0.04)	(0.05)	Loss from discontinued operations	(0.06)	(0.08)
(0.32)	0.01	(Loss) Gain on sale of discontinued operations	(0.32)	0.02
($0.29)	($0.08)	Net income (loss) per share	($0.24)	$0.00

$0.23	$0.23	Dividends Paid Per Share	$0.46	$0.46

		BALANCE SHEET
		(In Thousands)	2-Jul-06	1-Jan-06

		ASSETS
		Cash & Short Term Investments	$2,426	$13,609
		Accounts Receivable	121,573	123,006
		Inventories	46,407	47,033
		Other Current Assets	30,467	30,255
		Total Current Assets	200,873	213,903

		Plant and Equipment	121,375	129,989
		Goodwill and Intangible Assets	7,924	16,866
		Deferred Taxes	80,079	83,937
		Other Assets	22,319	31,217

		Total Assets	$432,570	$475,912

		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current Portion Long-Term Debt	$619	$611
		Current Liabilities	84,341	99,437
		Deferred Compensation	16,292	16,357
		Long-Term Debt	18,068	34,379
		Retiree Healthcare	41,994	43,885
		Pension Liability	112,267	107,236
		Other Long-Term Liabilities	75	555
		Shareholders' Equity	158,914	173,452

		Total Liabilities and Shareholders' Equity	$432,570	$475,912